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                                                                   EXHIBIT 23.03

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-69122 of Salem Communications Holding Corporation on Form S-4 of our report, dated October 31, 2000, on the consolidated financial statements of Sunburst Dallas, LP as of and for the year ended June 30, 2000, included in the Current Report on Form 8-K/A of Salem Communications Corporation dated October 16, 2001. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                          DELOITTE & TOUCHE LLP

                                               /s/ DELOITTE & TOUCHE LLP


November 12, 2001